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                                                                   EXHIBIT 99.1


                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the Annual Report of Plexus Corp. 401(k) Savings Plan (the "Plan") on Form 11-K for the fiscal year ended December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Joseph D. Kaufman, Plexus Corp. 401(k) Savings Plan Fiduciary Committee Member, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

         (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the statements of net assets available for benefits and the statement of changes in net assets available for benefits of the Plan.



/s/ Jos. D. Kaufman
---------------------------
Joseph D. Kaufman
Plexus Corp. 401(k) Savings Plan Fiduciary Committee Member
June 27, 2003

This written statement is being furnished to the Securities and Exchange Commission as an exhibit to Form 11-K. A signed original of this statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906 has been provided to Plexus Corp. and will be retained by Plexus Corp. and furnished to the Securities and Exchange Commission or its staff upon request.